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                                                                    EXHIBIT 23.3


                               [KPMG LETTERHEAD]



The Board of Directors and Shareholders
Chartered Semiconductor Manufacturing Ltd:


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG
KPMG
Singapore


May 1, 2000